                                                                 EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of Burnham Pacific Properties, Inc. on Form S-8 of our report dated February 12, 1998 appearing in the Annual Report on Form 10-K of Burnham Pacific Properties, Inc. for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP
June 30, 1998
San Diego, California


                                        10